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                                                                     Exhibit 5.1

To ING Groep N.V.                                        Tripolis
Amstelveenseweg 500                                      Burgerweeshuispad 301
1081 KL  AMSTERDAM                                       P.O. Box 75084
                                                         1070 AB  Amsterdam

                                                         T  +31 20 577 1771
                                                         F  +31 20 577 1775




 Date  1 December 2005          D.C. Meerburg
                                advocaat
                                E  dirk.c.meerburg@debrauw.com




    ING Groep N.V. - Shelf registration under the US Securities Act of 1933, as amended, of debt securities, ordinary shares, bearer depositary receipts and preference shares with the Securities and Exchange Commission of the United States of America

Dear Messieurs and Mesdames,


1      Introduction

       I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to ING Groep N.V., with corporate seat in Amsterdam (the "Company"), in connection with the filing of a registration statement on Form F-3 with the Securities and Exchange Commission of the United States of America ("SEC") on 1 December 2005, (the "Registration Statement") including a prospectus, (the "Prospectus") and relating to the shelf registration by the Company of an indeterminate amount of Debt Securities, Ordinary Shares, Bearer Depositary Receipts and Preference Shares, all as specified in that Registration Statement and as defined below.

2      Dutch law

       This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.


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3      Scope of inquiry; definitions

       For the purpose of this opinion, I have examined the following documents:

3.1    (a) A form of senior indenture (the "Senior Indenture"), including a form of debt security, incorporated by reference as Exhibit 4.1 to the Registration Statement.

       (b) A form of subordinated indenture (the "Subordinated Indenture"), including a form of debt security, incorporated by reference as
           Exhibit 4.2 to the Registration Statement.

3.2    A faxed copy of a notarial copy of:

       (a) the Company's deed of incorporation and its articles of association as most recently amended on 7 July 2004 according to the trade register extract referred to in paragraph 3.3; and

       (b) the deed of incorporation of Stichting ING Aandelen, with corporate seat in Amsterdam, (the "Administrator") and its articles of association as most recently amended on 23 June 2003 according to the trade register extract referred to in paragraph 3.3;

       both as filed with and provided to me by the chamber of commerce and industry for Amsterdam (the "Chamber of Commerce").

3.3    A faxed copy of:

       (a) a trade register extract regarding the Company dated 21 November 2005; and

       (b) a trade register extract regarding the Administrator dated 29 November 2005;

       both as filed with and provided to me by the Chamber of Commerce.

3.4    A photocopy of a copy of the conditions of administration
       (administratievoorwaarden, the "Conditions of Administration") governing the Bearer Depositary Receipts referred to in the Registration Statement and as most recently amended effective as from 23 June 2003.

       In addition, I have obtained the following confirmations given by telephone on the date of this opinion:


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3.5    Confirmation from the Chamber of Commerce that the trade register extracts referred to in this paragraph 3 are up to date.

3.6    Confirmation from the office of the bankruptcy division
       (faillissementsgriffie) of the Amsterdam district court that neither the Company nor the Administrator is registered as having been declared bankrupt or granted suspension of payments.

       My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.7    In this opinion:

       "American Depositary Receipt" means an American depositary receipt representing an American depositary share ("American Depositary Share") representing Bearer Depositary Receipts which may be issued by JPMorgan Chase Bank as depositary, as contemplated in the Registration Statement.

       "A Preference Share" means an A preference share (preferent aandeel A) in the share capital of the Company.

       "Bearer Depositary Receipt" means a bearer depositary receipt (certificaat van aandeel) issued by the Administrator under and in accordance with the Conditions of Administration, in respect of a Share.

       "B Preference Share" means a B preference share (preferent aandeel B) in the share capital of the Company.

       "Ordinary Share" means an ordinary share in the share capital of the Company.

       "Preference Share" means an A Preference Share or a B Preference Share.

       "Share" means an Ordinary Share or a Preference Share.

       "Indentures" means the Senior Indenture and the Subordinated Indenture.

4      Assumptions

       For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

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4.2    All resolutions required to be adopted (and any other corporate action required to be taken) by the Company's general meeting of shareholders, managing board (bestuur), supervisory board (raad van commissarissen) or any other corporate body of the Company or, as the case may be, by the Administrator's managing board or any other corporate body of the
       Administrator:

       (a) for the valid issue of Shares and Bearer Depositary Receipts which may be issued in connection with the offering of American Depositary Receipts or in connection with the conversion of Debt Securities in Shares or Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts;

       (b) for the valid issue of Debt Securities (with particular reference to the right, if any, of the holder of a Debt Security to convert such Debt Security into Shares, Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts); and

       (c) for the entering into by the Company of the Indentures;

       all as contemplated in the Registration Statement, will have been validly passed (and be validly taken) and remain in full force and effect without modification.

4.3    Such Shares and Debt Securities will have been issued in accordance with
       (a) the Company's articles of association (and with due observance of any pre-emptive rights in respect of the issue of such Shares and of such convertible Debt Securities) as in force at the time of issue and (b), as far as the Debt Securities are concerned, in accordance with the Indentures, and duly accepted by the subscribers for such Shares and such Debt Securities.

4.4 The Bearer Depositary Receipts in respect of such Shares will be duly issued by the Administrator and duly accepted by the subscribers therefore, in accordance with the Administrator's articles of association and the Conditions of Administration as in force at the time of such issue, and in exchange for Shares duly issued to and accepted by the Administrator.

4.5    (a) The Indentures will have been validly executed, delivered and entered into by the intended parties thereto in the forms referred to above in 3.

       (b) The Debt Securities will have been duly executed and delivered by and in the name of the Company in the form(s) as contemplated under the Indentures, and duly authenticated and paid for in accordance with the Indentures.

5      Opinion

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       Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 The Company has been duly incorporated and is validly existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 The Shares, when issued as contemplated in the Registration Statement and not in violation of Dutch law and when at least a consideration in cash will have been paid to the Company on each of such Shares with a value equal to the nominal amount thereof and any premium agreed upon at the issue thereof, will have been duly authorised and validly issued by the Company and will, upon such issue, be fully paid and non-assessable (and, accordingly, no obligation to pay on such Shares may be imposed upon any holders thereof (except as agreed by any such holder), by amendment to the Company's articles of association or otherwise).

5.3 The Bearer Depositary Receipts, when issued as contemplated in the Registration Statement and not in violation of Dutch law and when at least a consideration in cash will have been paid to the Company on each of the Shares for which such Bearer Depositary Receipts will have been issued with a value equal to the nominal amount of such Shares and any premium agreed upon at the time of the issue of such Shares, will have been validly issued by the Administrator and will, upon such issue, be non-assessable (and, accordingly, no obligation to pay on such Bearer Depositary Receipts may be imposed upon by any holder thereof (except as agreed by any such holder), by amendment to the Administrator's articles of association or otherwise).

6.     Qualifications

       This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium (including (without limitation) emergency measures (noodregeling) pursuant to the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992), reorganisation and other laws of general application relating to or affecting the rights of creditors generally (including statutory preferences).

6.2 The right as such to convert a Debt Security, as the case may be, into Shares, Bearer Depositary Receipts or American Depositary Shares in the form of American Depositary Receipts, will be (also) governed by Dutch corporate law, it


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       being noted that there is no reason why Dutch corporate law should not recognise such right under such Debt Security.

6.3 The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in them are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.4 The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that neither the Company nor the Administrator has been declared bankrupt or granted suspension of payments.

6.5    I do not express any opinion as to any taxation matters.

7      Reliance

       This opinion is solely for your benefit and solely for the purpose of the filing of the Registration Statement with the SEC. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent. A copy may, however, be provided to and relied upon in its opinion to be filed as an Exhibit to the Registration Statement by Sullivan & Cromwell LLP, United States legal counsel to the Company, subject to the same restrictions.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to De Brauw Blackstone Westbroek N.V. in the Prospectus under the heading "Validity Of The Securities". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended.


                                                      Very truly yours,

                                                      /s/ D.C. Meerburg


D.C. Meerburg
for De Brauw Blackstone Westbroek N.V.